SMITH BARNEY CONCERT ALLOCATION SERIES INC.

ARTICLES SUPPLEMENTARY


Smith Barney Concert Allocation Series Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation presently authorizes 5,500,000,000 shares of capital stock, all of which is Common Stock, par value $.001 per share. The number of shares of Common Stock that the Corporation has authority to issue is hereby increased to 6,100,000,000 shares of Common Stock, par value $.001 per share, and the additional 600,000,000 shares are hereby classified as Common Stock shares of a new series of the Corporation named "Global Portfolio," and having five classes of Common Stock - Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, and
Class Z Common Stock. The Corporation shall be authorized to issue up to six hundred million (600,000,000) shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, and Class Z Common Stock of the
Global Portfolio less, at any time, the total number of shares of all other classes of Common Stock of the Global
Portfolio then issued and outstanding. At no time may the Corporation cause to be issued and outstanding more than six hundred million (600,000,000) shares of Common Stock of all five such classes in the aggregate of the Global Portfolio unless such number is hereafter increased in accordance with Maryland General Corporation Law. The shares of the
Global Portfolio, and of the
classes therein, classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article V, paragraph (4) of the Articles of Incorporation, as amended, of the Corporation and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally.

SECOND: (a)Immediately prior to these Articles Supplementary becoming effective, the Corporation had authority to issue 5,500,000,000 shares of Common Stock, $.001 par value per share, with an aggregate par value of $5,500,000, as follows:

Series
Number of Shares


Growth Portfolio
600,000,000
High Growth Portfolio
600,000,000
Balanced Portfolio
600,000,000
Conservative Portfolio
600,000,000
Income Portfolio
600,000,000
Select Growth Portfolio
500,000,000
Select High Growth Portfolio
500,000,000
Select Balanced Portfolio
500,000,000
Select Conservative Portfolio
500,000,000
Select Income Portfolio
500,000,000

  5,500,000,000

The Corporation is authorized to issue up to six hundred million (600,000,000) shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock,
Class Y Common Stock, and Class Z Common Stock of each of the
Growth Portfolio, High Growth Portfolio, Balanced Portfolio, Conservative Portfolio, and Income Portfolio (each such Portfolio, a "Series") less at any time the total number of shares of all other classes of Common Stock of such Series then issued and outstanding. At no time may the Corporation cause to be issued more than six hundred million (600,000,000) shares of Common Stock of all five such classes in the aggregate of each such Series, unless such number is hereafter increased in accordance with the Maryland General Corporation Law.

(b) Immediately upon these Articles Supplementary becoming effective, the Corporation has authority to issue 6,100,000,000 shares of Common Stock, $.001 par value per share, with an aggregate par value of $6,100,000 of which 5,500,000,000 shares are classified as set forth in paragraph (a) of this Article SECOND of these Articles Supplementary and 600,000,000 shares are classified as set forth in Article FIRST hereof.

THIRD:	The number of shares of capital stock that the
Corporation has authority to issue has been increased by the Board of Directors pursuant to Section 2-105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended. The additional shares have been duly classified as aforesaid by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

IN WITNESS WHEREOF, Smith Barney Concert Allocation Series Inc.
has caused these presents to be signed, as of the 2nd day of June, 1998, in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

SMITH BARNEY CONCERT ALLOCATION
SERIES INC.
WITNESS:


/s/ David Barnett				By: /s/ Heath B. McLendon
Name:   David Barnett			       Name:   Heath B. McLendon
Title:  Assistant Secretary	      Title:     Chairman of the Board